Birmingham, Alabama
                                                             December 22, 2005

                                   ADDENDUM V

This Addendum V ("Addendum V") is an addendum to the July 27, 2005 Real Estate Note ("Note") executed by D. W. Grimsley, Jr., on behalf of Automotive Services Group, LLC ("ASG") (the "Undersigned"), the Future Advance Mortgage Assignment of Rents and Leases and Security Agreement ("Security Agreement") executed by the Undersigned on July 27, 2005, Addendum I ("Addendum I") dated August 10, 2005, Addendum II dated September 23, 2005 ("Addendum II"), Addendum III dated October 20, 2005 ("Addendum III"), and Addendum IV dated December 7, 2005 ("Addendum IV"). The Note, Security Agreement and Addendum I, II, III and IV are fully incorporated by reference in this Addendum V.

The Undersigned, for value received, promises to pay to the order of AULT GLAZER BODNAR ACQUISITION FUND, LLC, the sum of one hundred eighty two thousand dollars ($182,000.00) ("Advance") together with interest upon the unpaid portion thereof from the date at the rate of three percent (3%) above the "Prime Rate" as published in The Wall Street Journal. This advance was to fund construction costs. This note is secured by mortgage on real estate, executed to the payee herein.

This Addendum V fully incorporates by reference the Note, Security Agreement and Addendum I, II, III and IV for an aggregate Advance to date in the amount of $1,114,838.00.

This Addendum V is given, executed and delivered under the seal of the Undersigned.


                             Automotive Services Group, LLC


                             /s/ Darrell W. Grimsley, Jr.
                             ----------------------------------------------
                             By: Darrell W. Grimsley, Jr.